Exhibit 99.1
Rexford Industrial Announces Fourth Quarter and Full Year 2023 Financial Results

Los Angeles, California - February 6, 2024 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties throughout infill Southern California, today announced financial and operating results for the fourth quarter and full year 2023.

Full Year 2023 Financial and Operational Highlights:
•Net income attributable to common stockholders of $227.4 million, or $1.12 per diluted share, as compared to $157.5 million, or $0.92 per diluted share, for the prior year.
•Company share of Core FFO of $444.8 million, an increase of 32.9% as compared to the prior year.
•Company share of Core FFO per diluted share of $2.19, an increase of 11.7% as compared to the prior year.
•Consolidated Portfolio NOI of $606.9 million, an increase of 26.4% as compared to the prior year.
•Same Property Portfolio NOI increased 8.2% and Same Property Portfolio Cash NOI increased 10.0% as compared to the prior year.
•Average Same Property Portfolio occupancy of 97.8%.
•Comparable rental rates increased by 77.5% compared to prior rents on a GAAP basis and by 58.7% on a cash basis on 7.4 million rentable square feet of new and renewal leases.
•Completed 18 transactions for an aggregate investment of $1.5 billion and sold two properties for an aggregate sales price of $28.3 million.
•Ended the quarter with a low-leverage balance sheet measured by a net debt-to-enterprise value ratio of 15.0%.
•Subsequent to quarter end, declared a quarterly common stock dividend of $0.4175 per share, an increase of 10%.

“Rexford Industrial’s strong results demonstrate our focus on creating value that delivers both near- and long-term cash flow and NAV growth,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “As we look forward, Rexford remains exceptionally well-positioned to continue executing on our entrepreneurial business model in 2024 and beyond.”

Financial Results:

The Company reported net income attributable to common stockholders for the fourth quarter of $61.7 million, or $0.29 per diluted share, compared to $40.7 million, or $0.22 per diluted share for the prior year quarter. For the year ended December 31, 2023, net income attributable to common stockholders was $227.4 million, or $1.12 per diluted share, compared to $157.5 million, or $0.92 per diluted share for the prior year. Net income for the year ended December 31, 2023, includes $19.0 million of gains on sale of real estate, as compared to $8.5 million for the prior year.

The Company reported its share of Core FFO for the fourth quarter of $118.8 million, representing a 31.5% increase compared to $90.3 million for the prior year quarter. The Company reported Core FFO of $0.56 per diluted share, representing an increase of 14.3% compared to $0.49 per diluted share for the prior year quarter. For the year ended December 31, 2023, Core FFO was $444.8 million, representing a 32.9% increase compared to $334.7 million for the prior year. For the year ended December 31, 2023, the Company reported Core FFO of $2.19 per diluted share, representing an increase of 11.7% compared to $1.96 per diluted share for the prior year.

In the fourth quarter, the Company’s consolidated portfolio NOI and Cash NOI increased 16.3% and 22.5%, respectively, compared to the prior year quarter. For the year ended December 31, 2023, the Company’s consolidated portfolio NOI and Cash NOI increased 26.4% and 29.4%, respectively, compared to the prior year.

In the fourth quarter, the Company’s Same Property Portfolio NOI and Cash NOI increased 8.4% and 9.5%, respectively, compared to the prior year quarter. For the year ended December 31, 2023, the Company’s Same Property Portfolio NOI and Cash NOI increased 8.2% and 10.0%, respectively compared to the prior year.

Operating Results:

Fourth quarter and full year 2023 leasing activity demonstrates strong tenant demand fundamentals within Rexford Industrial’s target Southern California infill markets:

	Q4-2023 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	GAAP	Cash
New Leases	47	727,886	47.8%	31.8%
Renewal Leases	57	1,196,023	66.4%	48.5%
Total Leases	104	1,923,909	63.1%	45.6%

	Full Year 2023 Leasing Activity
			Releasing Spreads
	# of Leases Executed	SF of Leasing	GAAP	Cash
New Leases	211	3,073,829	80.2%	62.0%
Renewal Leases	248	4,282,659	76.8%	57.9%
Total Leases	459	7,356,488	77.5%	58.7%

As of December 31, 2023, the Company’s Same Property Portfolio occupancy was 97.5%. Average Same Property Portfolio occupancy for the fourth quarter and full year 2023 was 97.5% and 97.8%, respectively. The Company’s consolidated portfolio, excluding value-add repositioning assets, was 97.6% occupied and 97.9% leased, and the Company’s consolidated portfolio, including value-add repositioning assets, was 94.1% occupied and 94.5% leased.

Transaction Activity:

During the fourth quarter of 2023, the Company completed four investments totaling $314.5 million including 1.1 million square feet of buildings on 92 acres of land and a $125.0 million loan securitized by a 150-acre industrial development site. In aggregate, these investments are projected to generate a weighted average unlevered initial yield of 6.4% and a stabilized yield on total investment of 6.8%. Additionally, the Company sold one property for a sales price of $11.3 million which generated a 28.0% unlevered IRR on investment.

During the full year of 2023, the Company completed $1.5 billion of investments comprised of 4.3 million square feet of buildings on 250 acres of land and the aforementioned securitized loan. In aggregate, these investments are projected to generate a weighted average unlevered initial yield of 5.4% and a weighted average unlevered stabilized yield on total investment of 6.1%. Additionally, the Company sold two properties for an aggregate sales price of $28.3 million, which generated a 21.4% weighted average unlevered IRR on investment.

Subsequent to the fourth quarter of 2023, the Company acquired:

•5000 & 5010 Azusa Canyon Road, Irwindale, located in the LA San Gabriel Valley submarket, through an off-market transaction for $84.0 million or $359 per square foot. The aggregate 10.6-acre site features two 100% leased Class A single-tenant buildings, totaling 233,984 square feet. The investment generates an initial unlevered cash yield of 5.4%. According to CBRE, the vacancy rate in the 161 million square foot LA - San Gabriel Valley submarket was 2.0% at the end of the fourth quarter 2023.

During the fourth quarter of 2023, the Company stabilized two repositioning projects, including one building totaling 116,158 square feet and a 128,532 square foot industrial outdoor storage site, representing a total investment of $66 million. The projects achieved a weighted average unlevered stabilized yield on total investment of 7.0%. For the full year 2023, the Company stabilized six repositioning and redevelopment projects totaling 490,722 square feet of buildings and two industrial outdoor storage sites totaling 337,508 square feet, representing a total investment of $197.0 million. The six projects achieved a weighted average unlevered stabilized yield on total investment of 6.9%.

Balance Sheet:
The Company ended the fourth quarter with $33.4 million in cash on hand and $1.0 billion available under its unsecured revolving credit facility. As of December 31, 2023, the Company had $2.2 billion of outstanding debt, with an average interest rate of 3.6%, an average term-to-maturity of 4.6 years and no floating rate debt exposure. Including extension options available at the Company’s option, the Company has no significant debt maturities until 2026.

In the fourth quarter of 2023, the Company executed the following equity transactions:
•The at-the-market equity offering program (“ATM program”), selling 3,010,568 shares of common stock subject to forward equity sale agreements at an average price of $55.08 per share, for a gross value of $165.8 million. As of December 31, 2023, the ATM program had approximately $927.4 million of remaining capacity.
•Partial settlement of outstanding forward equity sale agreements related to its May 2023 public offering by issuing 5,846,966 shares of common stock for net proceeds of $325.2 million.

Subsequent to the fourth quarter of 2023, the Company settled the remaining forward equity sale agreement related to its May 2023 public offering and partially settled the outstanding ATM forward equity sale agreements by issuing 2,719,987 shares of common stock in exchange for net proceeds of $151.7 million.

As of February 6, 2024, the Company had approximately $137.7 million of net forward proceeds remaining for settlement.

Dividends:

On February 5, 2024, the Company’s Board of Directors declared a dividend in the amount of $0.4175 per share for the first quarter of 2024, payable in cash on April 15, 2024, to common stockholders and common unit holders of record as of March 28, 2024.

On February 5, 2024, the Company’s Board of Directors declared a quarterly dividend of $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock and a quarterly dividend of $0.351563 per share of its Series C Cumulative Redeemable Preferred Stock, payable in cash on March 28, 2024, to preferred stockholders of record as of March 15, 2024.

Guidance:

The Company is initiating its full year 2024 guidance as indicated below. The Core FFO guidance refers to the Company’s in-place portfolio as of February 6, 2024, and does not include any assumptions for additional acquisitions, dispositions or related balance sheet activities that have not closed. Please refer to the Company’s supplemental information package for a complete detail of guidance and 2024 Guidance Rollforward.

2024 Outlook (1)	2023 Actual	2024 Guidance
Net Income Attributable to Common Stockholders per diluted share	$1.12	$1.11 - $1.14
Company share of Core FFO per diluted share	$2.19	$2.27 - $2.30
Same Property Portfolio NOI Growth - GAAP	8.2%	4.0% - 5.0%
Same Property Portfolio NOI Growth - Cash	10.0%	7.0% - 8.0%
Average Same Property Portfolio Occupancy (Full Year) (2)	97.8%	96.5% - 97.0%
General and Administrative Expenses (3)	$75.0M	+/- $83.0M
Net Interest Expense	$61.4M	$60.0M - $61.0M

(1)2024 Guidance represents the in-place portfolio as of February 6, 2024, and does not include any assumptions for additional prospective acquisitions, dispositions or related balance sheet activities that have not closed.
(2)Our 2024 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2023 through February 6, 2024 and excludes properties that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2023 and 2024 (unless otherwise noted). As of January 1, 2024, our 2024 Same Property Portfolio consisted of 296 properties aggregating 37.2 million rentable square feet. For the full year 2023, Average Same Property Portfolio occupancy was 97.0% for the 2024 Same Property Portfolio.
(3)2024 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $36.0 million. Non-cash equity compensation includes restricted stock, time-based LTIP units and performance units that are tied to the Company’s overall performance and may or may not be realized based on actual results.

A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, the potential impacts related to interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Supplemental Information and Updated Investor Presentation:

The Company’s supplemental financial reporting package as well as an updated investor presentation are available on the Company’s investor relations website at ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

A conference call with executive management will be held on Wednesday, February 7, 2024, at 1:00 p.m. Eastern Time.

To participate in the live telephone conference call, please access the following dial-in numbers at least five minutes prior to the start time.
1-877-407-0789 (for domestic callers)
1-201-689-8562 (for international callers)

Conference call playback will be available through March 7, 2024, and can be accessed using the following numbers and pass code 13742410.
1-844-512-2921 (for domestic callers)
1-412-317-6671 (for international callers)

A live webcast and replay of the conference call will also be available at ir.rexfordindustrial.com.

About Rexford Industrial:

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprises 374 properties with approximately 46.1 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (or losses) from sales of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs and amortization of above/below-market lease intangibles) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below in the Financial Statements and Reconciliations section. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Reconciliation of Net Income to Funds From Operations and Core Funds From Operations” table which is located in the Financial Statements and Reconciliations section below. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by the Company to be part of its on-going operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders.

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company Share of Core FFO per Diluted Share Guidance:

The following is a reconciliation of the Company’s 2024 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2024 Estimate
	Low	High
Net income attributable to common stockholders	$1.11	$1.14
Company share of depreciation and amortization	1.16	1.16
Company share of FFO	$2.27	$2.30

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI: (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio, is set forth below in the Financial Statements and Reconciliations section.

Same Property Portfolio: Our 2023 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2022 through December 31, 2023, and excludes (i) properties that were acquired or sold during the period from January 1, 2022 through December 31, 2023, and (ii) properties acquired prior to January 1, 2022 that were or will be classified as repositioning/redevelopment (current and future) or lease-up during 2022 and 2023 and select buildings in “Other Repositioning,” which we believe will significantly affect the properties’ results during the comparative periods. As of December 31, 2023, our 2023 Same Property Portfolio consisted of buildings aggregating 32,476,716 rentable square feet at 254 of our properties.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Net Debt to Enterprise Value: As of December 31, 2023, we had consolidated indebtedness of $2.2 billion, reflecting a net debt to enterprise value of approximately 15.0%. Our enterprise value is defined as the sum of the liquidation preference of our outstanding preferred stock and preferred units plus the market value of our common stock excluding shares of nonvested restricted stock, plus the aggregate value of common units not owned by us, plus the value of our net debt. Our net debt is defined as our consolidated indebtedness less cash and cash equivalents.

Contact:

investorrelations@rexfordindustrial.com

Financial Statements and Reconciliations:

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	December 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Land	$6,815,622	$5,841,195
Buildings and improvements	3,933,379	3,370,494
Tenant improvements	167,251	147,632
Furniture, fixtures, and equipment	132	132
Construction in progress	240,010	110,934
Total real estate held for investment	11,156,394	9,470,387
Accumulated depreciation	(782,461)	(614,332)
Investments in real estate, net	10,373,933	8,856,055
Cash and cash equivalents	33,444	36,786
Loan receivable, net	122,784	—
Rents and other receivables, net	17,494	15,227
Deferred rent receivable, net	123,325	88,144
Deferred leasing costs, net	59,351	45,080
Deferred loan costs, net	3,426	4,829
Acquired lease intangible assets, net	153,670	169,986
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	9,896	11,422
Other assets	25,225	24,973
Acquisition related deposits	2,125	1,625
Total Assets	$10,929,829	$9,259,283
LIABILITIES & EQUITY
Liabilities
Notes payable	$2,225,914	$1,936,381
Accounts payable, accrued expenses and other liabilities	128,842	97,496
Dividends and distributions payable	83,733	62,033
Acquired lease intangible liabilities, net	147,561	147,384
Tenant security deposits	84,872	71,935
Tenant prepaid rents	115,002	20,712
Total Liabilities	2,785,924	2,335,941
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value per share, 10,050,000 shares authorized:
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding at December 31, 2023 and December 31, 2022 ($75,000 liquidation preference)	72,443	72,443
5.625% series C cumulative redeemable preferred stock, 3,450,000 shares outstanding at December 31, 2023 and December 31, 2022 ($86,250 liquidation preference)	83,233	83,233
Common Stock,$ 0.01 par value per share, 489,950,000 authorized and 212,346,450 and 189,114,129 shares outstanding at December 31, 2023 and December 31, 2022, respectively	2,123	1,891
Additional paid in capital	7,940,781	6,646,867
Cumulative distributions in excess of earnings	(338,835)	(255,743)
Accumulated other comprehensive loss	7,172	8,247
Total stockholders’ equity	7,766,917	6,556,938
Noncontrolling interests	376,988	366,404
Total Equity	8,143,905	6,923,342
Total Liabilities and Equity	$10,929,829	$9,259,283

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
REVENUES
Rental income	$207,909	$178,422	$791,383	$630,578
Management and leasing services	163	160	682	616
Interest income	2,353	5	5,761	10
TOTAL REVENUES	210,425	178,587	797,826	631,204
OPERATING EXPENSES
Property expenses	49,259	42,055	184,479	150,503
General and administrative	19,988	19,733	75,027	64,264
Depreciation and amortization	65,839	56,568	244,510	196,794
TOTAL OPERATING EXPENSES	135,086	118,356	504,016	411,561
OTHER EXPENSES
Other expenses	316	815	1,820	1,561
Interest expense	14,570	13,670	61,400	48,496
TOTAL EXPENSES	149,972	132,841	567,236	461,618
Loss on extinguishment of debt	—	(38)	—	(915)
Gains on sale of real estate	6,868	—	19,001	8,486
NET INCOME	67,321	45,708	249,591	177,157
Less: net income attributable to noncontrolling interests	(2,970)	(2,431)	(11,575)	(9,573)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	64,351	43,277	238,016	167,584
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: earnings attributable to participating securities	(357)	(240)	(1,309)	(845)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$61,679	$40,722	$227,449	$157,481
Net income attributable to common stockholders per share – basic	$0.29	$0.22	$1.12	$0.92
Net income attributable to common stockholders per share – diluted	$0.29	$0.22	$1.12	$0.92
Weighted-average shares of common stock outstanding – basic	210,089	184,162	202,884	170,467
Weighted-average shares of common stock outstanding – diluted	210,362	184,558	203,111	170,978

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:
	December 31,
	2023	2022	Change (basis points)
Quarterly Weighted Average Occupancy:(1)
Los Angeles County	97.5%	97.7%	(20) bps
Orange County	98.5%	99.4%	(90) bps
Riverside / San Bernardino County	97.1%	96.6%	50 bps
San Diego County	97.7%	99.0%	(130) bps
Ventura County	97.3%	99.7%	(240) bps
Same Property Portfolio Weighted Average Occupancy	97.5%	97.9%	(40) bps

Ending Occupancy:	97.5%	98.1%	(60) bps
(1)Calculated by averaging the occupancy rate at the end of each month in 4Q-2023 and September 2023 (for 4Q-2023) and the end of each month in 4Q-2022 and September 2022 (for 4Q-2022).

Same Property Portfolio NOI and Cash NOI:
	Three Months Ended December 31,				Year Ended December 31,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Rental income	$141,292	$130,288	$11,004	8.4%	$551,644	$512,985	$38,659	7.5%
Property expenses	33,163	30,536	2,627	8.6%	125,380	118,992	6,388	5.4%
Same Property Portfolio NOI	$108,129	$99,752	$8,377	8.4%	$426,264	$393,993	$32,271	8.2%
Straight line rental revenue adjustment	(2,735)	(2,904)	169	(5.8)%	(16,928)	(18,380)	1,452	(7.9)%
Above/(below) market lease revenue adjustments	(3,540)	(3,840)	300	(7.8)%	(14,497)	(16,547)	2,050	(12.4)%
Same Property Portfolio Cash NOI	$101,854	$93,008	$8,846	9.5%	$394,839	$359,066	$35,773	10.0%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Cash NOI, Same Property Portfolio NOI and
Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$67,321	$45,708	$249,591	$177,157
General and administrative	19,988	19,733	75,027	64,264
Depreciation and amortization	65,839	56,568	244,510	196,794
Other expenses	316	815	1,820	1,561
Interest expense	14,570	13,670	61,400	48,496
Loss on extinguishment of debt	—	38	—	915
Management and leasing services	(163)	(160)	(682)	(616)
Interest income	(2,353)	(5)	(5,761)	(10)
Gains on sale of real estate	(6,868)	—	(19,001)	(8,486)
Net operating income (NOI)	$158,650	$136,367	$606,904	$480,075
Straight line rental revenue adjustment	(8,514)	(7,467)	(36,587)	(31,220)
Above/(below) market lease revenue adjustments(1)	(8,119)	(12,959)	(29,882)	(31,209)
Cash NOI	$142,017	$115,941	$540,435	$417,646

NOI	$158,650	$136,367	$606,904	$480,075
Non-Same Property Portfolio rental income	(66,617)	(48,134)	(239,739)	(117,593)
Non-Same Property Portfolio property expenses	16,096	11,519	59,099	31,511
Same Property Portfolio NOI	$108,129	$99,752	$426,264	$393,993
Straight line rental revenue adjustment	(2,735)	(2,904)	(16,928)	(18,380)
Above/(below) market lease revenue adjustments	(3,540)	(3,840)	(14,497)	(16,547)
Same Property Portfolio Cash NOI	$101,854	$93,008	$394,839	$359,066

(1)Above/(below) market lease revenue adjustments include the write-off of $1,318 for the year ended December 31, 2023, and $5,792 for the three months and year ended December 31, 2022, that is attributable to a below-market fixed rate renewal option that was not exercised due to the termination of the lease at the end of the initial lease term.

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$67,321	$45,708	$249,591	$177,157
Adjustments:
Depreciation and amortization	65,839	56,568	244,510	196,794
Gains on sale of real estate	(6,868)	—	(19,001)	(8,486)
Funds From Operations (FFO)	$126,292	$102,276	$475,100	$365,465
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: FFO attributable to noncontrolling interests(1)	(4,960)	(4,591)	(19,514)	(16,963)
Less: FFO attributable to participating securities(2)	(504)	(387)	(1,843)	(1,296)
Company share of FFO	$118,513	$94,983	$444,485	$337,948

Company Share of FFO per common share – basic	$0.56	$0.52	$2.19	$1.98
Company Share of FFO per common share – diluted	$0.56	$0.51	$2.19	$1.98

FFO	$126,292	$102,276	$475,100	$365,465
Adjustments:
Acquisition expenses	39	162	369	613
Impairment of right-of-use asset	—	—	188	—
Loss on extinguishment of debt	—	38	—	915
Amortization of loss on termination of interest rate swaps	59	59	236	253
Non-capitalizable demolition costs	180	663	881	663
Write-offs of below-market lease intangibles related to unexercised renewal options(3)	—	(5,792)	(1,318)	(5,792)
Core FFO	$126,570	$97,406	$475,456	$362,117
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: Core FFO attributable to noncontrolling interest(1)	(4,969)	(4,405)	(19,525)	(16,838)
Less: Core FFO attributable to participating securities(2)	(505)	(368)	(1,844)	(1,282)
Company share of Core FFO	$118,781	$90,318	$444,829	$334,739

Company share of Core FFO per common share – basic	$0.57	$0.49	$2.19	$1.96
Company share of Core FFO per common share – diluted	$0.56	$0.49	$2.19	$1.96

Weighted-average shares of common stock outstanding – basic	210,089	184,162	202,884	170,467
Weighted-average shares of common stock outstanding – diluted	210,362	184,558	203,111	170,978
(1)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1, 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(2)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(3)Reflects the write-off of the portion of a below-market lease intangible attributable to a below-market fixed rate renewal option that was not exercised due to the termination of the lease at the end of the initial lease term.